UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2024 (November 27, 2024)

BLACKROCK PRIVATE CREDIT FUND

(Exact name of registrant as specified in its charter)

Delaware	814-01485	87-4655020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Hudson Yards New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 27, 2024, Blackrock Private Credit Fund Leverage I, LLC (the “Borrower”), a Delaware limited liability company and wholly-owned subsidiary of BlackRock Private Credit Fund, a Delaware statutory trust (the “Fund”), amended and restated its existing combined revolving credit and term loan facility with PNC Bank, National Association as facility agent pursuant to an amended and restated credit agreement (such amended and restated credit agreement, the “A&R Credit Agreement”). Under the A&R Credit Agreement, the combined commitments under the revolving credit and term loan facility are increased from $300,000,000 to $450,000,0000. The A&R Credit Agreement modifies certain other terms of the existing credit facility, including (i) extending the final maturity date of the credit facility to June 3, 2033, (ii) extending the prepayment lockout period until the first anniversary of the closing date of the A&R Credit Agreement, (iii) extending the reinvestment period under A&R Credit Agreement to June 3, 2026, (v) extending the delayed draw term loan commitment termination date until December 15, 2025, and (vi) modifying the commitment fee rate under the A&R Credit Agreement. The credit facility under the A&R Credit Agreement generally bears interest at three-month Term SOFR.

The credit facility under the A&R Credit Agreement is secured by all of the assets held by the Borrower.  Under the A&R Credit Agreement, the Borrower has made certain customary representations and warranties, and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.  The A&R Credit Agreement includes usual and customary events of default for credit facilities of this nature.

Borrowings under the A&R Credit Agreement are considered the Fund’s borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the A&R Credit Agreement and is qualified in its entirety by reference to the A&R Credit Agreement, a copy of which is filed as Exhibit 10.1, to this current report on Form 8-K and by this reference incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amended and Restated Credit and Security Agreement, dated as of November 27, 2024, by and among BlackRock Private Credit Fund Leverage I, LLC, PNC Bank, National Association as facility agent, State Street Bank and Trust Company as collateral agent and custodian and the lenders party from time to time (1).

(1) Exhibits and schedules to Exhibit 10.1 have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Private Credit Fund

Date: November 29, 2024	By:	/s/ Erik Cuellar
	Name:	Erik Cuellar
	Title:	Chief Financial Officer